UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 20, 2006

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Definitive Material Agreement

On February 21, 2006, Coherent, Inc. (“Coherent”) announced that it had entered into an agreement (the “Agreement”) to acquire Excel Technology, Inc. (“Excel Technology”) in an all-cash merger transaction. Pursuant to the Agreement, each outstanding share of Excel Technology common stock will be exchanged for $30.00. The acquisition is expected to close in Coherent’s third fiscal quarter of 2006 and is subject to customary closing conditions, including approval by the stockholders of Excel Technology and regulatory approvals.

A copy of the press release issued by Coherent on February 21, 2006 concerning the foregoing transaction is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among the registrant, Spider Acquisition Corporation and Excel Technology, Inc. dated February 20, 2006
99.1	Press Release Issued February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.

Date: February 21, 2006
	By:	/s/ Helene Simonet
Helene Simonet Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among the registrant, Spider Acquisition Corporation and Excel Technology, Inc. dated February 20, 2006
99.1	Press Release Issued February 21, 2006